SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
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AQUA AMERICA, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2006
_____________________

TO THE SHAREHOLDERS OF
AQUA AMERICA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of AQUA AMERICA, INC. will be held at the Drexelbrook Banquet Facility & Corporate Events Center, Drexelbrook Drive and Valley Road, Drexel Hill, PA 19026, at 10:00 A.M., local time, on Wednesday, May 17, 2006, for the following purposes:

1.	To elect three directors to the class of directors for terms expiring at the 2009 Annual Meeting; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 27, 2006 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

By order of the Board of Directors,

ROY H. STAHL
Secretary

April 11, 2006

     REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET OR BY TELEPHONE, BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
_______________________

PROXY STATEMENT
_______________________

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aqua America, Inc. (“Aqua America” or the “Company”) to be used at the Annual Meeting of Shareholders to be held Wednesday, May 17, 2006 and at any adjournments thereof. This proxy statement and the enclosed proxy card are being mailed to shareholders on or about April 11, 2006.

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained The Altman Group to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to The Altman Group for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

     The proxy statement and Annual Report to Shareholders for the year ended December 31, 2005, including financial statements and other information with respect to the Company and its subsidiaries, are being mailed by standard mail, to shareholders of record as of March 27, 2006. The proxy statement and Annual Report are being sent electronically to those shareholders of record as of March 27, 2006 who requested electronic delivery of these materials. Additional copies of the Annual Report may be obtained by writing to the Company.

PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company’s Bylaws.

VOTING AT THE MEETING

     Holders of shares of the Company’s Common Stock of record at the close of business on March 27, 2006 are entitled to vote at the meeting. As of that date, there were 129,495,960 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting on the recommendation of a vote of a majority of the entire Board of Directors. The affirmative vote of at least three quarters of the votes which all shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, under the Pennsylvania Business Corporation Law and the Pennsylvania Electronic Transaction Act, you may vote electronically, over the Internet or by telephone, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy; if the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may not be specified for the election of directors. Brokers that are member firms of the New York Stock Exchange (“NYSE”) and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not for any other matter. Proxies received from brokers with respect to shares held in street name, even if such shares are not voted by brokers, will be considered present and entitled to vote at the meeting.

     Execution of the accompanying proxy or voting electronically will not affect a shareholder’s right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically has the right to revoke the proxy or the electronic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically regardless of whether or not you plan to attend the meeting.

(PROPOSAL NO. 1)

ELECTION OF DIRECTORS

VOTING ON PROPOSAL NO. 1

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

     Mr. John F. McCaughan and Mr. John E. Menario have reached the Company’s retirement age for directors and have retired from the Board of Directors. In October, 2005, the Board of Directors, on the recommendation of the Corporate Governance Committee, appointed Mr. Lon R. Greenberg, Chairman and Chief Executive Officer of UGI Corporation, to the Board of Directors in the class of directors to be elected at the 2006 Annual Meeting of Shareholders. In accordance with the Company’s Corporate Governance Guidelines, Mr. Glanton, Chairman of the Corporate Governance Committee and an independent director reported to the Corporate Governance Committee that he, Nicholas DeBenedictis and Lon R. Greenberg, the three directors with terms expiring at the 2006 Annual Meeting would be willing to serve on the Board of Directors for an additional three-year term. The Committee reviewed the qualifications of the three directors in relation to the criteria for candidates for nomination for election to the Board under the Company’s

Corporate Governance Guidelines. The Corporate Governance Committee, with Mr. Glanton abstaining with respect to his nomination, voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Mr. DeBenedictis, Mr. Glanton and Mr. Greenberg for election to the class of directors to be elected at the 2006 Annual Meeting of Shareholders.

     Therefore, three directors, Messrs. DeBenedictis, Glanton and Greenberg, will stand for election by a plurality of the votes cast at the 2006 Annual Meeting, and four directors will continue to serve until either the 2007 or 2008 Annual Meetings, depending on the period remaining in each of their terms. At the 2006 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that the nominees will be available to serve.

     The Board of Directors recommends that the shareholders vote FOR the election of Messrs. DeBenedictis, Glanton and Greenberg as directors.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For each of the three nominees for election as directors at the 2006 Annual Meeting and the four directors in the classes of directors whose terms of office are to expire either at the 2007 Annual Meeting or the 2008 Annual Meeting, as set forth herein, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and directorships of public companies and other organizations held by each.

NOMINEES FOR ELECTION AT ANNUAL MEETING
Nicholas DeBenedictis Ardmore, PA Director since 1992

Mr. DeBenedictis has served as Chief Executive Officer of the Company since July 1992 and Chairman of the Board since May 1993. He also serves as Chairman and Chief Executive Officer of the Company’s principal subsidiaries, including Aqua Pennsylvania, Inc. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon). From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation, P.H. Glatfelter Company, Met-Pro Corporation and Harleysville Group Inc. and a member of the advisory boards of PNC Bank in Philadelphia and Southern New Jersey and Pennoni Associates. He also serves on the Boards of the Greater Philadelphia Chamber of Commerce, the Pennsylvania Business Roundtable, and Philadelphia Hospital Education Foundation, is Chairman of the Philadelphia Convention and Visitors Bureau, and is a Trustee of Drexel University. Age: 60.

Richard H. Glanton, Esq. Philadelphia, PA Director since 1995

Mr. Glanton is Senior Vice President of Corporate Development at Exelon Corporation. From 1986 to 2003 he was a partner in the law firm of Reed Smith LLP in Philadelphia. Mr. Glanton is a director of The GEO Group, Inc. Age: 59.

Lon R. Greenberg Wyndmoor, PA Director since 2005

Mr. Greenberg has been Chairman of the Board of Directors of UGI Corporation since August 1996 and Chief Executive Officer since August 1995. He was formerly President (July 1994 to April 2005), Vice Chairman of the Board (1995 to 1996) and Senior Vice President – Legal and Corporate Development (1989 to 1994) of UGI Corporation. Mr. Greenberg also serves as a director of UGI Utilities, Inc. and AmeriGas Propane, Inc. Age: 55.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2007
Richard L. Smoot Radnor, PA Director since 1997

In 2002, Mr. Smoot retired as Regional Chairman Advisory Board Philadelphia and Southern New Jersey, The PNC Financial Services Group, a position he held since 2001. From 1991 through 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and its predecessor, Provident National Bank. He also served as Executive Vice President responsible for Operations and Data Processing for the Bank from 1987 to 1991. Before joining PNC Bank in 1987, Mr. Smoot served 10 years as First Vice President and Chief Operating Officer of the Federal Reserve Bank of Philadelphia. Mr. Smoot retired as Chairman of The Philadelphia Orchestra on December 31, 2005 and as Chairman of The Settlement Music School on July 1, 2005. Mr. Smoot is also a director of P.H. Glatfelter Company and Southco Inc. Age: 65.

William P. Hankowsky Philadelphia, PA Director since 2004

Mr. Hankowsky has been Chairman, President and Chief Executive Officer of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on various charitable and civic boards, including the Philadelphia Convention and Visitors Bureau, The Philadelphia Board of Trade and the Kimmel Regional Performing Arts Center. Age: 54.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2008
Mary C. Carroll Bryn Mawr, PA Director since 1981

Ms. Carroll is a consultant and an advisor to nonprofit corporations, businesses and government agencies and is a well-recognized civic volunteer. She is the Honorary Trade Representative of Nepal and Chairman of the Nepal Foundation. She is a founder, director or trustee of various civic and charitable organizations, including the YMCA of Philadelphia and Vicinity, the National Parks Mid-Atlantic Council and the Friends of Patam Hospital. Age: 65.

Dr. Constantine Papadakis Wayne, PA Nominee for Director

Dr. Papadakis is President of Drexel University, a position he has held since 1995. From 1986 to 1995, Dr. Papadakis was Dean of the College of Engineering at the University of Cincinnati, and from 1984 to 1986 he was Professor and Head of the Civil Engineering Department of Colorado State University. He serves on the Board of Directors of Sovereign Bank, Inc., Met-Pro Corporation, AMKOR Technology Inc., CDI Corp. and Mace Security International, Inc. as well as the Philadelphia Stock Exchange and various charitable and civic organizations. Age: 60.

CORPORATE GOVERNANCE

     The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address appearing on the first page of this proxy statement, attention Investor Relations Department. (See Additional Information on page 36).

DIRECTOR INDEPENDENCE

     The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship each director may have with the Company The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years an executive officer of the Company;

  (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

  the director or an immediate family member is or, has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

  the director was an executive officer or employee, or someone in her/his immediate family was an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues; or

  the director served as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent, of the charitable organization’s consolidated gross revenues.

     In addition to these categorical standards, no director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder, director or officer, of an organization that has a relationship with the Company). When making “independence” determinations, the Board broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company.

     Based on a review applying the categorical standards set forth in the Company’s Corporate Governance Guidelines and considering the relevant facts and circumstances, the Board of Directors has affirmatively determined that each nominee for director, other than Mr. DeBenedictis, the Company’s Chief Executive Officer, and each of the Company’s other directors, is independent.

     The Board of Directors has appointed Mr. Glanton as the presiding independent director. As the presiding independent director, Mr. Glanton’s responsibilities include: presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; reviewing information sent to the Board; reviewing meeting agendas for the Board; reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items; calling meetings of the independent directors, if appropriate; and, if requested by major shareholders, ensuring that he is available for consultation and direct communications with such shareholders.

BOARD COMMITTEES

     The Board of Directors held five meetings in 2005. The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits and Corporate Governance Committees. The Board may also from time to time appoint an ad hoc Finance Committee to approve the terms of the Company’s financings. The Pension Committee of the Board has been replaced by a Pension Committee of senior management of the Company, who report periodically to the Board of Directors. Ms. Carroll, who was a member of the former Pension Committee, serves as an advisor to the Pension Committee. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2005. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors except Mr. Hankowsky and Dr. Papadakis were in attendance at the 2005 Annual Meeting of Shareholders.

     Each of the Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Investor Relations Department.

     The current members of the Committees of the Board of Directors are as follows:

Executive Compensation and
Executive Committee	Employee Benefits Committee	Audit Committee
Nicholas DeBenedictis*	William P. Hankowsky*	Richard L. Smoot*
William P. Hankowsky	Lon R. Greenberg	William P. Hankowsky
Richard L. Smoot		Constantine Papadakis
Richard H. Glanton, Esq.

Corporate Governance Committee
Richard H. Glanton, Esq.*
Mary C. Carroll
Constantine Papadakis

____________________

*Chairman

Executive Committee

     The Company’s Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with specific exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 2005. The Executive Committee currently has four members, and the Chairman of the Company serves as Chairman of the Executive Committee.

Audit Committee

     The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE and applicable Securities and Exchange Commission (“SEC”) rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate and are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee was required to meet at least four times during the year and met seven times during 2005. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

     The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence. For more information, see the Audit Committee Report on pages 14-15.

Executive Compensation and Employee Benefits Committee

     The Executive Compensation and Employee Benefits Committee is composed of two directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE. The Executive Compensation and Employee Benefits Committee has the power to administer and make awards of stock options, dividend equivalents and restricted stock under the Company’s 2004 Equity Compensation Plan and to administer awards under the Company’s 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s senior executives (other than the Chief Executive Officer) and determines the compensation of such senior executives and the Company’s Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held three meetings in 2005.

Corporate Governance Committee

     The Corporate Governance Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE. The Corporate Governance Committee is responsible for identifying and considering qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. In addition, the Chair of the Corporate Governance Committee conducts corporate governance discussions in executive sessions with the Board of Directors. The Corporate Governance Committee met twice during 2005.

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 31, 2006 with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer named in the Summary Compensation Table and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

	Sole voting	Shared voting		Total and
	and/or sole	and/or shared		percent of class
Beneficial Owner	investment power(1)	investment power		outstanding(2)
Mary C. Carroll	10,079	2,966	(3)	13,045
Nicholas DeBenedictis	660,941	113,976	(4)	774,917
Richard H. Glanton, Esq.	2,695	—		2,695
Lon R. Greenberg	—	—		—
William P. Hankowsky	2,660	—		2,660
Richard D. Hugus	99,427	—		99,427
Constantine Papadakis	1,202	—		1,202
Richard R. Riegler	104,902	13,840	(5)	118,742
David P. Smeltzer	135,054	—		135,054
Richard L. Smoot	12,762	—		12,762
Roy H. Stahl	222,962	51,432		274,394
All directors, nominees and executive
officers as a group (14 persons)	1,408,837 (6)	206,458	(7)	1,603,804	(1.24%)
____________________

(1)	Includes shares held under the Company’s Thrift Plan.

(2)

Percentages for each person or group are based on the aggregate shares of Common Stock outstanding as of January 31, 2006 (129,119,627 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 2006 has not been shown.

(3)	The shareholdings indicated are owned of record by Ms. Carroll’s husband. Ms. Carroll disclaims beneficial ownership of those shares.

(4)	The shareholdings indicated include 2,732 shares owned of record by Mr. DeBenedictis’ wife. Mr. DeBenedictis disclaims beneficial ownership of those shares.

(5)	The shareholdings indicated include 13,840 shares owned of record by Mr. Riegler’s wife. Mr. Riegler disclaims beneficial ownership of those shares.

(6)	The shareholdings indicated include 770,151 shares underlying options exercisable under the Company’s Equity Compensation Plans on or before April 1, 2006.

(7)	The shareholdings indicated include 225,333 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements included in the Annual Report with management, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the integrity of the Company’s financial reporting processes and controls; and the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

     The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the accountants’ independence.

     The Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held seven meetings during 2005.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

     The Audit Committee has the authority to select, evaluate and, where appropriate, replace the Company’s Director of Internal Audit and the Company’s independent registered public accounting firm. The Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Respectfully submitted,

RICHARD L. SMOOT, Chairman
WILLIAM P. HANKOWSKY
CONSTANTINE PAPADAKIS

EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

     William P. Hankowsky and Lon R. Greenberg currently serve on the Executive Compensation and Employee Benefits Committee. In addition, John F. McCaughan served on the Executive Compensation and Employee Benefits Committee during 2005 and until his retirement in March 2006.

Overall Objectives

     Aqua America’s executive compensation program is designed to motivate its senior executives to achieve the Company’s goals of providing its customers with high quality, cost-effective, reliable water services and providing the Company’s shareholders with a long-term, above market return on their investment.

     Toward that end, the program:

  Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

  Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

  Creates a strong link between shareholder and financial performance and the compensation of the Company’s senior executives.

     In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the ”Committee”) attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

     At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company’s executives, the Committee considers size-adjusted survey data from companies in the utility industry and general business (”Composite Market”) compiled by a nationally recognized compensation consulting firm retained by the Committee.

     Competitive compensation levels for salaries and annual incentive awards are targeted at the 50th percentile of compensation levels for utility companies in the Composite Market. Equity incentives are targeted at the 50th percentile of the entire Composite Market.

Compensation Components

Base Salary

     To ensure that its pay levels are competitive, the Company, with the assistance of its compensation consultant, regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the utility companies in the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

Cash Incentive Awards

     The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive’s target incentive percentage by a Company rating factor based on the Company’s overall financial performance and an individual rating factor based on the executive’s performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and reviewed by the Committee for the Chief Executive Officer and other senior executives each year. Regardless of the Company’s financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

Equity Incentives

     As part of its review of the total compensation package for the Company’s officers, the Committee, with the assistance of its compensation consultant, reviewed the Company’s equity incentive compensation program. The Committee uses a combination of stock options, dividend equivalents and restricted stock with vesting subject to performance criteria established by the Committee to best link executive long-term incentives to corporate performance and shareholder interests.

     Under the terms of the Company’s 2004 Equity Compensation Plan, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers, directors and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan, we believe, provides the Company the ability to attract and retain employees of significant abilities.

     In 2005, the Board of Directors established stock ownership guidelines for the executive officers named in the Summary Compensation Table. These executive officers will be expected to hold shares of the Company equal in value to at least five times base salary for the Chief Executive Officer and three times base salary for the other named executive officers. Shareholdings will include shares held under the Company’s 401(k) plans. These executive officers are expected to have shareholdings consistent with these guidelines by the fifth anniversary of the adoption of the guidelines or within five years after their appointment as a named executive officer, if later. Each of the executive officers, except the most recently elected executive officer, met these guidelines as of the end of 2005.

Summary of Actions Taken by the Committee

Salary Increase

     Under the Company’s salary program, the base salary budget is based on salary levels for comparable positions among the utility companies in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual’s performance and the individual’s salary compared to the market. In the case of executive officers named in the Summary Compensation Table, the determination of salary levels is made by the Committee.

     Mr. DeBenedictis’ salary for 2005 was consistent with the target level for the CEO position for companies within the Composite Market. Mr. DeBenedictis’ salary for 2006, which was approved by the Committee and effective on April 1, 2006, is consistent with published salary survey information on salary levels and projected annual salary increases for 2006 and is based on the Committee’s favorable assessment of his and the Company’s performance and his excellent leadership in growing the Company.

Annual Cash Incentive Awards

     The Committee determined the annual cash incentive awards to be made to the participants in the cash incentive plan. The awards were based on the Company’s performance compared to its financial goal for 2005 as well as the participants’ achievement of their individual objectives. Mr. DeBenedictis’ cash incentive compensation for 2005 was based on the Company’s earnings and the Committee’s assessment of Mr. DeBenedictis’ individual performance. Mr. DeBenedictis’ achievements in 2005 included: completing a Company record number of acquisitions; achieving new Company records for revenues and net income; controlling costs; lowering the Company’s overall cost of debt; and investing a Company record amount of capital to improve service, enhance water quality and maintain environmental compliance.

Equity Incentives

     Effective March 7, 2006, the Committee approved the 2006 grants of incentive stock options and dividend equivalents under the Company’s 2004 Equity Compensation Plan to certain of its executive officers and key employees at the fair market value on the date of grant for such stock options of $29.46. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of ten years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years and will begin to be paid at the end of the performance period of between two years and eight years from the date of grant depending on the Committee’s determination of the Company’s achievement of certain performance criteria established at the date of grant. For 2006, Mr. DeBenedictis received a grant of 55,000 stock options and dividend equivalents on March 7, 2006. The Committee, with the Board’s concurrence, also approved management’s recommendation to reduce the performance period for the dividend equivalents granted in 2004 and 2005 by one year based on the Company’s performance against the 2005 measurement criteria established by the Committee for this purpose at its February 28, 2005 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders over a five-year period and customer growth, all of which were met or exceeded in 2005. As part of the equity incentive portion of the Company’s executive compensation package, the Committee at its March 7, 2006 meeting approved awards of the following shares of restricted stock under the 2004 Equity Compensation Plan: 15,000 shares to Mr. DeBenedictis, 5,000 shares to Mr. Stahl, 5,000 shares to Mr. Smeltzer and 5,000 shares to Mr. Hugus. The share grants to Messrs. DeBenedictis, Stahl and Smeltzer are subject to a three-year restricted period, with one-third of each such grant to be released to the grantee each year on the anniversary of the date of grant, and the share grant to Mr. Hugus is subject to a two-year restriction period with the full amount of the grant to be released at the end of the two-year period, subject in each case to the Company’s achievement of performance criteria established by the Committee.

     Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. While Aqua America’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to motivate senior executives to achieve the Company’s goals. Therefore, the Company has determined that it may be appropriate for the Chief Executive Officer’s compensation to be at a level such that a portion is not deductible for federal income tax purposes. However, no part of the Company’s executive compensation package for 2005 was subject to the limitation on the federal tax deduction for such compensation under Section 162(m).

Respectfully submitted,

WILLIAM P. HANKOWSKY, Chairman
LON R. GREENBERG

     The foregoing reports of the Audit Committee and the Executive Compensation and Employee Benefits Committee and the Comparative Stock Performance Chart below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 2005, 2004 and 2003 for the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company.

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation			Awards
						Securities
				Other	Restricted	Underlying
				Annual	Stock	Options/	All Other
Name and		Salary	Bonus	Compensation	Award(s)	SAR’s(#)	Compensation
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)(5)	(5)(6)	($)(7)
Nicholas DeBenedictis	2005	392,322	419,580	7,000	319,621	93,333	179,950
CEO	2004	372,904	330,000	6,500	334,080	70,000	147,477
	2003	350,358	312,851	6,000	203,125	68,749	138,473

Roy H. Stahl	2005	232,701	114,458	7,000	122,921	26,666	48,813
Exec. V.P. &	2004	218,887	90,872	6,500	114,840	22,500	44,867
General Counsel	2003	207,512	87,342	6,000	—	22,499	38,574

David P. Smeltzer	2005	205,062	86,785	5,838	98,341	19,999	33,451
Sr. V.P. - Finance	2004	192,393	79,186	5,772	83,520	15,000	31,001
& CFO	2003	178,265	70,559	5,348	—	15,624	28,616

Richard R. Riegler	2005	194,596	49,028	6,152	—	13,332	26,462
Sr. V.P. -	2004	192,505	46,648	5,775	20,880	10,000	27,192
Engineering &	2003	183,385	51,140	5,400	—	12,499	27,636
Environ. Affairs

Richard D. Hugus	2005	182,365	47,591	5,471	—	13,333	28,212
President – Southern	2004	179,118	35,963	5,374	—	10,000	27,274
Operations (8)	2003	164,081	50,462	4,922	—	12,499	26,798
____________________

(1)	Salary deferred at the discretion of the executive and contributed to the Company’s Thrift Plan or Executive Deferral Plan is included in this column.

(2)	Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3)	Company matching contributions under the Company’s Thrift Plan and Executive Deferral Plan are included in this column.

(4)

Mr. DeBenedictis was awarded grants of the following shares of restricted stock under the Company’s 2004 Equity Compensation Plan and 1994 Equity Compensation Plan at the following fair market value of the shares based on the closing price on the NYSE on the date indicated: 16,667 shares on March 3, 2003 at $12.19, 21,333 shares on March 19, 2004 at $15.66 and 17,333 shares on February 28, 2005 at $18.44. In accordance with the terms of the grants: (a) the 16,667 restricted shares granted on March 3, 2003 were released to Mr. DeBenedictis on March 3, 2004; (b) 16,000 of the restricted shares granted on March 19, 2004 were released to Mr. DeBenedictis on March 19, 2005 and 2,666 shares were released to Mr. DeBenedictis on March 19, 2006 based on the Company’s achievement of the performance criteria established by the Executive Compensation and Employee Benefits Committee for the release of such shares; and (c) 5,777 of the restricted shares granted on February 28, 2005 were released to Mr. DeBenedictis on March 7, 2006 based on the Committee’s determination that the Company had achieved the performance criteria established by the Committee for the release of such shares. Mr. DeBenedictis is entitled to receive the dividends on the restricted shares pending their release. At year-end 2005, the value of the 17,333 shares still subject to restrictions was $473,191 based on the closing price of the stock on the NYSE on December 30, 2005 of $27.30.

The following executives were awarded the following grants of restricted stock on the following dates: Mr. Stahl – 7,333 on March 19, 2004 and 6,666 on February 28, 2005; Mr. Smeltzer – 5,333 on March 19, 2004 and 5,333 on February 28, 2005; and Mr. Riegler – 1,333 on March 19, 2004. The fair market value of the grants on March 19, 2004 was $15.66 and the fair market value of the grants on February 28, 2005 was $18.44 based on the closing price for the Company’s stock on the NYSE on the date of grant. In accordance with the terms of these grants, one-third of each grant may be released to the grantee on each of the first three anniversaries of the date of grant subject to the Company’s achievement of the performance criteria established by the Executive Compensation and Employee Benefits Committee on the date of grant. The grantees are entitled to receive the dividends on the restricted shares pending their release. At the end of 2005, the number of shares still subject to restrictions and the value of such shares based on the year-end closing price for the stock on the NYSE of $27.30 per share for executive officers named in the Summary Compensation Table were: for Mr. Stahl, 11,555 shares valued at $315,452; for Mr. Smeltzer, 8,888.67 shares valued at $242,661; and for Mr. Riegler, 889 shares valued at $24,270.

(5)	Restricted stock and option award numbers have been restated to reflect the December 2003 5-for-4 and December 2005 4-for-3 stock splits in the form of stock distributions.

(6)

An equal number of dividend equivalents were awarded to each named executive officer, which entitle such executive officer to dividends on each share underlying the options. The dividends accrue over a period of four years from the date of grant and are paid out four years after the date of grant, provided that the payment period may be reduced to as few as two years or increased to as many as eight years depending the Company’s performance against criteria established by the Executive Compensation and Employee Benefits Committee.

(7)

Includes: (a) the amounts accrued for the named executives’ accounts in 2005 in connection with outstanding dividend equivalent awards (Messrs. DeBenedictis $148,825, Stahl $47,041, Smeltzer $32,697, Riegler $24,694, and Hugus $24,694); (b) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $5,933, Stahl $1,178, Smeltzer $666, Riegler $1,766 and Hugus $1,643); and (c) above-market interest earned in 2005 on amounts deferred under the Company’s Executive Deferral Plan (DeBenedictis $25,192, Stahl $594, Smeltzer $88, Riegler $3 and Hugus $1,874).

(8)	Mr. Hugus was elected by the Board of Directors as Regional President – Aqua America Southern Operations on August 5, 2003.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the average cumulative total return of a peer group of companies and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on December 31, 2000 and the reinvestment of all dividends. The Dow Jones Utility Index consists of the following companies: American Electric Power Company; Consolidated Edison, Inc.; NiSource Inc.; Exelon Corporation; TXU Corporation; Edison International; Public Service Enterprise Group Incorporated; Dominion Resources, Inc.; Williams Companies, Inc.; Duke Energy Corporation; PG&E Corporation; AES Corporation; The Southern Company; FirstEnergy Corp.; and CenterPoint Energy, Inc.

COMPARARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG AQUA AMERICA, S&P
500 AND DOW JONES UTILITY INDEX

STOCK OPTION GRANTS IN 2005

     The following table sets forth information concerning individual grants of stock options under the Company’s 2004 Equity Compensation Plan during 2005 to each executive officer identified in the Summary Compensation Table who received options during the period.

Option Grants in Last Fiscal Year

					Grant Date
	Individual Grants				Value
		Percent of
	Number of	Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARs	Employees	Price	Expiration	Present
Name	Granted(#)(1)	in Fiscal Year	($/Sh)(2)	Date	Value($) (3)
N. DeBenedictis	93,333	11.3%	18.3338	2/28/2015	394,799
R. Stahl	26,666	3.2%	18.3338	2/28/2015	112,797
D. Smeltzer	19,999	2.4%	18.3338	2/28/2015	84,596
R. Riegler	13,332	1.6%	18.3338	2/28/2015	56,394
R. Hugus	13,332	1.6%	18.3338	2/28/2015	56,394
____________________

(1)

The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant under the Company’s 2004 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four-year accumulation period, were awarded to the named individuals under the 2004 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 2003 through 2005 is shown on the Summary Compensation Table. The numbers of options granted have been adjusted for the Company’s December 1, 2005 4-for-3 stock split in the form of a stock distribution.

(2)

The exercise price for options granted is equal to the mean of the high and low sale prices of the Company’s Common Stock on the NYSE Composite Transactions on the date the option is granted. The exercise price has been adjusted for the Company’s December 1, 2005 4-for-3 stock split in the form of stock distribution.

(3)

The values in this column were determined using the Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized, will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 2.4%, (ii) a risk free rate of return of 4.1%, (iii) volatility of 23.4%, (iv) an exercise date of 6.0 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

STOCK OPTION EXERCISES IN 2005 AND VALUE OF OPTIONS AT YEAR-END 2005

     The following table sets forth information concerning the number of stock options exercised during 2005 by each executive officer listed below and the number and value of unexercised options as of December 31, 2005, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.

Aggregate Option Exercises in Last Fiscal Year
and Year-end Option Values

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money
	on Exercise	Value	Options/SARs at		Options/SARs at
Name	(#)	Realized ($)	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
DeBenedictis	463,561	7,764,861	145,366	186,112	1,911,038	1,879,526
Stahl	36,762	628,779	179,466	56,664	3,089,620	577,733
Smeltzer	13,333	181,395	69,709	40,278	1,028,387	407,995
Riegler	8,524	105,125	60,111	27,778	889,124	284,219
Hugus	—	—	73,876	27,777	1,178,815	291,252
____________________

(1)	Based on the average of the high and low price on the NYSE Composite Transactions of the Company’s Common Stock on December 30, 2005 ($27.16).

CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

     The Retirement Plan for certain employees of the Company and certain of its subsidiaries (the “Retirement Plan”) is a defined benefit pension plan. In general, the Retirement Plan applies to employees hired prior to certain dates in 2003 and the participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon “final average compensation”, which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

     The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees of the Company (the “Excess Plan”). The Excess Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of the Excess Plan. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to Company employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

Pension Plan Table

Average Compensation
During Five Years
Preceding Retirement	Estimated Annual Pension Based on Service of
	15 Years	20 Years	25 Years	30 Years	35 Years
$100,000	$23,900	31,800	39,800	42,300	44,800
125,000	30,600	40,800	51,000	54,200	57,300
150,000	37,400	49,800	62,300	66,000	69,800
175,000	44,100	58,800	73,500	77,900	82,300
200,000	50,900	67,800	84,800	89,800	94,800
225,000	57,600	76,800	96,000	101,700	107,300
250,000	64,400	85,800	107,300	113,500	119,800
300,000	77,900	103,800	129,800	137,300	144,800
350,000	91,400	121,800	152,300	161,000	169,800
400,000	104,900	139,800	174,800	184,800	194,800
450,000	118,400	157,800	197,300	208,500	219,800
500,000	131,900	175,800	219,800	232,300	244,800
600,000	158,900	211,800	264,800	279,800	294,800
700,000	185,900	247,800	309,000	327,300	344,800
800,000	212,900	283,800	354,800	374,800	394,800
900,000	239,900	319,800	399,800	422,300	444,800

     The Company’s contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in the Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 2006, be entitled to a pension based on the remuneration level listed in the following table:

	Covered	Completed Years
Name	Remuneration	of Credited Service
Nicholas DeBenedictis	$723,151	14
Roy H. Stahl	$297,338	24
Richard R. Riegler	$248,978	36
David P. Smeltzer	$247,198	20
Richard D. Hugus	$221,310	17

     A Supplemental Executive Retirement Plan or SERP has been established for Mr. De Benedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors in 1992 and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis’ SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $113,031.

CODE OF ETHICS

     The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the SEC’s rules adopted pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address appearing on the first page of this proxy statement, attention Investor Relations Department. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its Web site.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Under the terms of Mr. DeBenedictis’ employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments and benefits under agreements with the Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to three times his average annual compensation and the other executive officers will be entitled to two times their average annual compensation, plus certain benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides for reimbursement to him for the tax effects of certain payments and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan and 2004 Equity Compensation Plan, each of which were approved by the Company’s shareholders, outstanding stock options will become immediately exercisable, accrued dividend equivalents will become immediately payable and the restrictions on restricted stock grants will immediately lapse upon certain change of control events.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Effective January 1, 2006, members of the Board of Directors who are not full-time employees of the Company or any of its subsidiaries (“Non-employee Directors”) receive an annual cash retainer fee of $15,000, plus an annual grant of 1,200 shares of restricted stock payable on the first of the month following the Annual Meeting of Shareholders. Directors also receive a fee of $1,500 for attendance at each meeting of the Board of Directors of the Company and a meeting fee for attendance at each Committee meeting of $1,250 for the Audit Committee and $1,000 for other Committees. In addition, each Committee Chair who is a Non-employee Director receives an annual retainer fee of $7,500 for the Chair of the Audit Committee and $5,000 for the Chairs of the Corporate Governance Committee and Executive Compensation and Employee Benefits Committee. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings. Directors are eligible to defer part or all of their fees under the Company’s Director Deferral Plan. Amounts deferred accrue interest at the prime interest rate plus 1.0%. Amounts deferred are not funded. In 2005, Mr. Glanton deferred $29,000 of his fees and accrued earnings of $11,192 on his accumulated deferred fees. The Board of Directors in 2005 approved share ownership guidelines for the directors based on the number of shares having a value equal to five times the annual cash retainer for the directors. Directors will have up to five years to attain this guideline ownership level. As of December 31, 2005, only three of the directors, including the two directors elected in 2005, did not meet these guidelines.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee of the Company’s Board of Directors has selected Pricewaterhouse Coopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Representatives of PwC are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

SERVICES AND FEES

     The following table presents the fees for professional services billed by PwC:

	Fiscal
	2005	2004
Audit Fees (1)	$1,492,319	$1,542,055
Audit-Related Fees (2)	—	9,313
Tax Fees (3)	26,000	23,000
All Other Fees (4)	1,500	1,500
Total	$1,519,819	$1,575,868

____________________

(1)

Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting),reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.

(2)	Represents fees for any professional services in connection with the audits of the Company’s employee benefit plans.

(3)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.

(4)	Represents software licensing fees for an accounting research tool.

     Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure that such services do not impair the auditor’s independence from the Company.

     The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accountants prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings. All fees were approved by the Audit Committee for fiscal year 2005.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s proxy statement and form of proxy (“Proxy Materials”) for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8 of the Securities and Exchange Commission (the “SEC”). To be eligible for inclusion in the Company’s Proxy Materials relating to the 2007 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below by December 12, 2006.

     In addition, a shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2007 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials pursuant to the preceding paragraph) no earlier than January 17, 2007 nor later than February 16, 2007. The notice must meet certain other requirements set forth in Section 3.17 of the Company’s bylaws. Copies of the Company’s bylaws can be obtained by submitting a written request to the Secretary of the Company at the address below.

     Proposals, notices and request for a copy of our bylaws should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION
CANDIDATES FOR DIRECTOR

     Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the “Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company’s articles of incorporation and bylaws.

     Section 4.13 of the Company’s Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Notice must contain or be accompanied by the following information:

(1)	the name and residence of the shareholder who intends to make the nomination;

(2)	a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

(3)

such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

(4)

a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

(5)	the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 3, 2006.

     In addition, the Corporate Governance Committee of our Board of Directors will consider candidates for director recommended by shareholders under certain circumstances. Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders – that is, with respect to the 2007 Annual Meeting, no later than December 12, 2006. In considering candidates for director, the Corporate Governance Committee will consider the candidates’ personal abilities and qualifications, independence and the diversity of their background, expertise and experience in fields and disciplines relevant to the Company. In addition, candidates should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

SHAREHOLDER COMMUNICATIONS

     The Company receives many shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

     In addition, shareholders may communicate directly with the independent directors or the presiding independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s communication to the independent directors or the presiding independent director.

The Independent Directors or Presiding Independent Director
Aqua America, Inc.
c/o Secretary
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

ADDITIONAL INFORMATION

     The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2005, Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct. Please direct your requests to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it during 2005, the Company believes that all filings required to be made by the reporting persons were made on a timely basis, except for late Form 4’s with respect to the February 28, 2005 stock options granted to executive officers and a Form 4 that was filed late for the sale of shares by Mr. Menario.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

ROY H. STAHL
Secretary

April 11, 2006

762 W. LANCASTER AVENUE
BRYN MAWR, PA 19010

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aqua America, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AQUAA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

AQUA AMERICA

Board of Directors recommends that you vote FOR all nominees for Director.
				For All ☐	Withold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee number(s) on the line below.
1. Election of Directors

Nominees:	(01) Nicholas DeBenedictis (02) Richard H. Glanton (03) Lon R. Greenberg

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

This is your ADMISSION TICKET to the Aqua America, Inc. Annual Meeting of Shareholders to be held May 17, 2006, at 10:00 a.m., Eastern Time, at the Drexelbrook Banquet Facility & Corporate Events Center, Drexelbrook Drive & Valley Road, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community. A map detailing directions to the meeting is shown at right. Please present this original ticket for admission at the registration table at the Annual Meeting.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your admission ticket is the copy of the latest account statement showing your Aqua America, Inc. stock balance. Please present the account statement for admission at the registration table at the Annual Meeting.

 DIRECTIONS

From I-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (a gas station is on the left). Drive 4/10 of a mile and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right proceed to the Grand Ballroom entrance.

From I-76 (Schuylkill Expressway): Exit at City Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Lancaster Ave. (Route 30) and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile and turn left onto Wildell Road. Turn left at the stop sign, then turn right at the entrance at Drexelbrook. Turn left, the Drexelbrook facility is located on the right proceed to the Grand Ballroom entrance.

PROXY

AQUA AMERICA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AQUA AMERICA, INC.

Proxy for Annual Meeting of Shareholders, May 17, 2006

The undersigned hereby appoints Roy H. Stahl, David P. Smeltzer and Robert A. Rubin, or a majority of them or anyone of them acting singly in absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet and Corporate Events Center, Drexelbrook Drive & Valley Road, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community at 10:00 a.m. on Wednesday, May 17, 2006 and any adjournments thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in Item 1 on the reverse side, and in accordance with the proxies’ best judgment upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE